Exhibit 10.4(4)

Confidential treatment has been requested by Mgm Resorts International. This REDACTED VERSION omits confidential information, denoted by asterisks: [***].  A reference copy, including the text omitted from this redacted version, has been delivered to the securities and exchange commission.

FIRST AMENDMENT TO HOTEL AND CASINO GROUND LEASE

THIS FIRST AMENDMENT TO HOTEL AND CASINO GROUND LEASE (the “First Amendment”) is made this 23rd day of July, 2014 (the “Effective Date”) by and between NATIONAL HARBOR BELTWAY L.C., a Virginia limited liability company (the “Landlord”) and MGM NATIONAL HARBOR, LLC, a Nevada limited liability company (the “Tenant”), with reference to the following:

RECITALS:

WHEREAS, Landlord and Tenant entered into that certain Hotel and Casino Ground Lease  dated April 26, 2013 (the “Lease”), for the lease of certain real property more particularly described in the Lease (the “Premises”); and

WHEREAS, Landlord and Tenant desire to amend the terms of the Lease as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.Recitals.  The Recitals set forth above are incorporated herein and made a part hereof by this reference as if fully set forth herein.

2.Defined Terms.  All capitalized terms used herein, unless specifically defined herein, shall have the same meanings and definitions as used in the Lease.

3.Final Parcel Determination.  Landlord and Tenant acknowledge and agree that they have agreed upon a revised lease line on the Easterly border of the Premises as shown on Exhibit A attached hereto.  As a result, Exhibit “A” attached to the Lease shall be deleted and replaced by Exhibit A attached hereto.  Exhibit A shall be further amended and replaced by Landlord and Tenant in a mutually acceptable future amendment to the Lease once the process with the Maryland State Highway Administration (the “MSHA”) has been completed with respect to (i) the dedication by Landlord of certain easements/rights-of-way/areas (the “Dedication Areas”) affecting the Premises as needed in connection with the roadways adjacent to the Premises, (ii) the abandonment of certain storm water management easements (the “Abandonment Areas”), and (iii) the creation by MSHA of permanent easements for the benefit of Landlord, Tenant and the Premises (the “Permanent Easement Areas”).  A depiction of the Dedication Areas, the Abandonment Areas, and the Permanent Easement Areas is attached to this First Amendment as Exhibit B (the “MSHA Site Plan”).  Landlord has caused the Premises to be legally separated as a distinct, separate tax parcel and legal lot, in accordance with all applicable laws.  Tenant shall be responsible for any Impositions imposed upon the Permanent Easement Areas; provided, however, that Tenant shall not be required to pay any cost or expense associated with the acquisition of the Permanent Easement Areas from the MSHA.  [***]  Exhibit D attached to the Lease shall be deleted and replaced with the Example of Annual Base

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Rent Calculation attached hereto as Exhibit H. Upon Landlord’s written request, Tenant shall withhold the payment of Base Rent to Landlord for a period of time designated by Landlord and instead provide to Landlord a credit against amounts owed to Tenant by Landlord under the Circle Road Declaration (as hereinafter defined) equal to the amount of Base Rent withheld by Tenant.

4.Detailed Site Plan.  Landlord has agreed to allow Tenant to act as the applicant for modifications needed to the Beltway Parcel Detailed Site Plan 07073 (the “Beltway Parcel DSP”) to allow Tenant to construct the Tenant Improvements on the Premises. Tenant is currently processing certain modifications known as DSP 07073-01 (“Tenant’s DSP Modification”).  No modifications to the Beltway Parcel DSP (including without limitation any future modifications or conditions proposed to Tenant’s DSP Modification) shall be made by Tenant without Landlord’s consent (which consent may be given or withheld in Landlord’s sole discretion, but Landlord shall act in a commercially reasonable manner in exercising its sole discretion) that will: (i) have an adverse effect (which shall include an adverse impact on traffic or trips) on the development of the portion of the Beltway Parcel that is not the Premises (the “Remaining Beltway Parcel”), (ii) impose additional obligations (other than those of a de minimis nature) on the Remaining Beltway Parcel, the Landlord or the owner of the Remaining Beltway Parcel, or (iii) increase the cost to develop the Remaining Beltway Parcel (unless Tenant agrees in writing to pay all such costs); provided, however, that notwithstanding the foregoing, Tenant may undertake any modifications of the Beltway Parcel DSP, without Landlord’s consent, to the extent such modifications are consistent with the expansion rights granted to Tenant (or are otherwise contemplated or permitted) under the Lease (the “Permitted DSP Modifications”). As a result, and except for the Permitted DSP Modifications, Tenant shall submit all of Tenant’s proposed modifications to the Beltway Parcel DSP and/or Tenant’s DSP Modification and/or the conditions proposed in connection with such modifications to Landlord at least five (5) business days prior to submitting the same for approval by the applicable governmental authorities. For those modifications that require Landlord’s approval, Landlord agrees to respond in writing to any written request from Tenant for approval (which request shall specifically state the desired modification and the reason for such modification) no later than five (5) business days after Landlord’s receipt of Tenant’s written request for approval, and to provide Tenant with a reasonably-detailed explanation for any Landlord disapproval.  Any failure of Landlord to respond within such 5-day period shall be deemed to be Landlord’s approval of the same.

5.License for Staging Area and Parking Area.    Landlord represents and warrants to Tenant that Landlord is the owner of the land comprising the Staging Area and the Parking Area and the holder of the RGP. Landlord does hereby grant to Tenant (at no charge or cost to Tenant, except as otherwise set forth herein) a license to use and utilize those portions of the Beltway Parcel that are not included within the Premises (which areas are identified as the Parcel “B” Staging Area containing approximately 7.479 acres (the “Staging Area”) and as the Parcel “C” Parking Area containing approximately 5.99 acres (the “Parking Area”) on Exhibit C attached to this First Amendment).  The Staging Area may be used as a construction staging area for Tenant’s construction staging and for other related construction purposes, including, without limitation, transport and storage of equipment, goods and materials, parking (including overnight parking) of temporary construction trailers and vehicles, including passenger vehicles for

First Amendment to Ground Lease

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employees and contractors, assembly and repair of equipment, goods and materials, and other similar or related activities and undertakings.  The Parking Area may be used as a parking area only for the parking by employees and contractors of automobiles, motorcycles, SUVs, pick-up trucks, and other similar vehicles, and for the placement of no more than four (4) construction office trailers and temporary utilities to serve such trailers in the area measuring 100 feet by 100 feet as shown on Exhibit C-1, provided that no storage trailers or outside storage of materials shall be permitted on the Parking Area.   Tenant agrees to accommodate (which accommodation shall not effect a termination of this license) any request by Landlord for Tenant to temporarily reduce or cease parking on the Parking Area to allow overflow parking on the Parking Area for customers and employees of the nearby Tanger Outlet Center (“Tanger Customers”) (i) during the seasonal peak shopping periods described below and (ii) upon no less than thirty (30) days prior written notice from Landlord (which notice period shall be reduced to ten (10) days if Landlord can provide an alternative parking area within the National Harbor development at no cost to Tenant) on up to five additional periods per year (which additional periods shall not exceed a total of 15 days per year). For purposes hereof, the seasonal peak shopping periods are as follows:  Thanksgiving day through and including January 3; Saturdays and Sundays during the month of August; and Maryland Tax-Free dates. Tenant shall not be responsible or liable for that portion of the Parking Area that is in use by the customers or employees or others of the Tanger Outlet Center, including any events, occurrences, injuries, deaths, damages, losses or other matters arising from, or in connection with, the use of the Parking Area by invitees, employees or customers of the Tanger Outlet Center.  In addition, upon not less than thirty (30) days prior written notice from Landlord, Landlord shall have the right to suspend for a reasonable period of time Tenant’s right to use the Parking Area for up to five (5) business days in order for Landlord to install certain improvements to the parking facilities on the Parking Area, provided that Landlord’s right to suspend Tenant’s use right shall not be exercised more than two (2) times in any 12-month period. The parties recognize that the Parcel “B” portion of the Staging Area surrounds the Addison Family Cemetery Historic Site, as shown on Exhibit C.  Landlord and TPC (as defined below) agree to promptly and timely address and resolve (at no cost to Tenant) any issues relating to the Addison Family Cemetery Historic Site (including access to the site and installation of “Jersey barriers”) that are required or necessary to be resolved in order to permit Tenant and its contractors, subcontractors, employees and designees to use the Staging Area for the purposes permitted under this First Amendment. Tenant’s right to use the Staging Area and the Parking Area shall commence on the Effective Date and shall terminate on the date which is eighteen (18) months after the Effective Date if not sooner terminated pursuant to the terms hereof.  If Landlord needs any portion of the Staging Area or the Parking Area to begin development or construction on a portion of the Beltway Parcel that is not part of the Premises, Landlord may terminate the license (as to that portion of the Staging Area or the Parking Area that is needed by Landlord to begin development or construction) effective any time after the date which is twelve (12) months after the Effective Date by providing Tenant at least ninety (90) days prior written notice of the termination.  Tenant may install (at Tenant’s cost) temporary improvements, including, but not limited to, trailers, fencing and gravel parking on the Staging Area and Parking Area.  Tenant’s use of the Staging Area and the Parking Area must be in compliance at all times with (i) the Staging Area and Parking Area Requirements attached hereto as Exhibit E and (ii) all applicable laws and governmental regulations.  Tenant shall be required to obtain all necessary permits and approvals for Tenant’s

First Amendment to Ground Lease

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use of the Staging Area and the Parking Area.  Upon termination of the license for the Staging Area and the Parking Area, Tenant shall cease using the Staging Area and the Parking Area, remove (at Tenant’s cost) its temporary fencing or other temporary improvements (including, without limitation, any storm water improvements previously made to divert storm water, unless and to the extent Landlord and Tenant agree otherwise), and return the Staging Area and the Parking Area to substantially the same condition it was in prior to the commencement of Tenant’s use of the Staging Area and the Parking Area. Tenant shall indemnify, defend and hold Landlord and its affiliates harmless against any and all claims, actions, liabilities, damages, losses, costs and expenses, including without limitation, reasonable legal fees and expenses (collectively, “Claims or Losses”), arising out of or resulting from entry on and use of the Staging Area and Parking Area and the Parking Area by Tenant, Tenant’s contractors, employees, representatives, and others claiming by and through Tenant.

6.Rough Grading Permit.  Landlord does hereby grant to Tenant the right (at no charge or cost to Tenant except as otherwise set forth herein) to use and utilize Landlord’s Beltway Parcel Rough Grading Permit (Permit #31822-2011-00), as the same is or may be modified, amended and or upgraded from time to time (the “RGP”).  Landlord shall promptly deliver to Tenant a copy of any notice of violation from the issuer of the RGP, including any governmental or quasi-governmental authority, received by Landlord or its affiliates, that relate to the RGP.  As of the date of this First Amendment, the RGP shall be deemed available for use and utilization by Tenant (the “Permit Use Date”), and Landlord shall cooperate with Tenant, at Tenant’s request, to take such commercially reasonable steps as may be necessary or appropriate for the RGP to be available for Tenant’s use and utilization as of the Permit Use Date.  Landlord shall notify Tenant promptly in the event it becomes aware of any additional governmental costs associated with ensuring that the RGP is available for Tenant’s use.  Unless Tenant notifies Landlord that it no longer desires to utilize the RGP, the additional governmental costs shall be paid by Tenant, unless Landlord is utilizing the RGP at such time in which case such costs shall be allocated equitably between Landlord and Tenant in a manner to be determined by Landlord in its reasonable discretion.

Landlord hereby grants permission to Tenant to use and utilize the RGP for any and all activities undertaken on or at the Premises and the Staging Area and the Parking Area (as may be needed in connection with Tenant’s permitted use of the Staging Area and the Parking Area) as may be permitted pursuant to the terms of the RGP, including, but not limited to, the following:

a.	Installation of all Erosion and Sediment Control Devices as shown on the Beltway Parcel Soil Conservation District plan #378-06 (“SCD Plan”);
b.	Excavation and grading;
c.	Sheeting and shoring;
d.	Deep foundations (piles and caps, grade beams or other below grade foundation elements);
e.	Stabilization of disturbed areas;
f.	Mitigation efforts; and
g.	Other preparation and construction related activities.

First Amendment to Ground Lease

Confidential treatment has been requested by Mgm Resorts International. This REDACTED VERSION omits confidential information, denoted by asterisks: [***].  A reference copy, including the text omitted from this redacted version, has been delivered to the securities and exchange commission.

Tenant’s right to use and utilize the RGP shall commence on the Permit Use Date and shall terminate on the earlier to occur of the following (the “Permit Termination Date”): (i) the date that Tenant’s Improvements, including buildings and structures, on the Premises have been substantially completed, and subsequent punch list items have been corrected and completed, and Tenant has been issued all required certificates of completion and or certificates of occupancy relative to Tenant’s Improvements, (ii) the date Tenant opens Tenant’s Improvements to the public for business, (iii) such time as Tenant advises Landlord in writing that the RGP is no longer required by Tenant, or (iv) the date on which the applicable governmental authorities declare that the RGP is no longer valid or permitted to be used by Tenant, subject to Tenant’s right to reasonably contest or appeal any governmental declaration that the RGP is not valid or may not be used by Tenant, so long as such contest or appeal: (x) does not impose any costs on Landlord or its affiliates (unless Tenant agrees in writing to pay such costs), and (y) could not reasonably be expected to have an adverse effect on Landlord or its affiliates (to be determined in Landlord’s reasonable discretion), and (iii) does not interfere with the ability of Landlord or its affiliates to develop the Remaining Beltway Parcel (to be determined in Landlord’s reasonable discretion).

Tenant shall not be permitted to make any amendments, revisions, modifications or other changes to the RGP without obtaining Landlord’s prior written consent. If Tenant desires to make any amendments, revisions, modifications or other changes to the RGP, Tenant shall deliver to Landlord the proposed amendment, revision, modification or other change prior to submitting the same to the applicable governmental authorities for approval.  Landlord shall approve, disapprove or request additional information regarding such proposed amendment, revision, modification or other change within ten (10) days of receipt of the same from Tenant. Landlord’s consent shall not be unreasonably withheld, conditioned or delayed, and may be withheld if such amendment, revision, modification or change has a detrimental effect on Landlord or the other property covered by the RGP or there is an additional cost to Landlord or its affiliates for which Tenant is unwilling to reimburse Landlord.

7.Bonds. Landlord, and or its affiliates, including The Peterson Companies L.C. (hereinafter called “TPC”), have posted the following bonds in connection with the RGP (collectively, the “Bonds”):

a.	$165,850.00 bond posted with Department of Public Works and Transportation (Reforestation/Afforestation);
b.	$324,100.00 bond posted with DPW&T (Restoration/Sediment Control);
c.	$3,136.00 bond posted with Department of Permits, Inspections and Enforcement (DPIE) (Betty Blume Pond);
d.	$517,400.00 bond posted with Department of Environmental Resources (DER) to be replaced by a $76,700 bond with DPIE for Betty Blume Pond; and
e.	$19,825.00 bond posted with PEPCO.

Landlord agrees to promptly post any new bonds required in connection with the RGP after the date of this First Amendment, which new bonds shall be included in the definition of “Bonds.” Landlord and TPC (for themselves and their affiliates) each agree to maintain all Bonds while Tenant is entitled to utilize the RGP.  Commencing on the Effective Date and

First Amendment to Ground Lease

Confidential treatment has been requested by Mgm Resorts International. This REDACTED VERSION omits confidential information, denoted by asterisks: [***].  A reference copy, including the text omitted from this redacted version, has been delivered to the securities and exchange commission.

ending on the Permit Termination Date, Tenant agrees to reimburse Landlord (or TPC, as the case may be) for 73.44% of the fees, premiums or other costs paid by Landlord (or TPC, as the case may be) to maintain the Bonds that correspond to the RGP.  Landlord (or TPC, as the case may be) shall deliver an invoice to Tenant setting forth Tenant’s 73.44% share of the fees, premiums or other costs.  Tenant shall pay to Landlord (or TPC, as the case may be) Tenant’s share of the fees within fifteen (15) days after Tenant’s receipt of such invoice.  Any amounts remaining unpaid after the expiration of such fifteen (15) day period shall bear interest at the rate of 10% per annum, and Landlord (or TPC, as the case may be) may, in addition, and without notice, impose on Tenant a late charge equal to 10% of the unpaid amount, which Tenant agrees to promptly pay. In the event Landlord and or TPC seek to obtain the release or reduction of the Bonds while Tenant is entitled to utilize the RGP, Tenant agrees to cooperate with Landlord (at no cost to Tenant) in a timely manner to obtain such release or reduction, but in no event shall Landlord and or TPC undertake any release or reduction that could reasonably be expected to have an adverse effect on Tenant’s work under the RGP.

8.Reporting and Compliance.  Tenant shall timely file all reports, if any, required by the Maryland Department of the Environment National Pollutant Discharge Elimination System NPDES General Permit #09 PG0077, as may be modified, amended and or upgraded from time to time (the “NPDES Permit”) in connection with Tenant’s construction activities on the Premises, the Staging Area, and the Parking Area.  Tenant shall deliver a copy of all such reports to Landlord within one day after Tenant’s filing of such reports.  Any violations of the NPDES Permit by Tenant or its contractors, agents, employees or representatives, or any fines or fees imposed or remedial work required to be performed, as a result of activities on the Premises, the Staging Area or the Parking Area by Tenant or its contractors, agents, employees or representatives shall be the sole responsibility of Tenant, and Tenant shall comply with such obligations in the time frame required by the applicable governmental authorities, subject to Tenant’s right to reasonably contest or appeal any governmental orders, so long as such contest or appeal (i) does not impose any costs on Landlord or its affiliates and (ii) cannot reasonably be expected to jeopardize the good standing status of the RGP or otherwise have a detrimental effect on Landlord or the properties subject to the RGP.

Tenant shall comply with all rules, regulations, requirements and conditions of the applicable governmental authorities issuing the RGP and the NPDES Permit (the RGP and NPDES Permit are sometimes collectively referred to herein as the “Permits”).  Any violations arising under the RGP or the NPDES Permit resulting from Tenant’s use of the Permits shall be addressed and corrected immediately by Tenant, subject to Tenant’s right to reasonably contest or appeal any alleged violations, so long as such contest or appeal (i) does not impose any costs on Landlord or its affiliates (unless Tenant agrees in writing to pay such costs), (ii) cannot reasonably be expected to jeopardize the good standing status of the RGP or the NPDES Permit, or (iii) does not otherwise have a detrimental effect on the ability of Landlord or its affiliates to develop the properties subject to the RGP or the NPDES Permit.   In the event Tenant fails to remedy any violation (or pay any fine) within the time frame imposed by governmental regulations or authorities, but subject to Tenant’s right to reasonably contest or appeal any alleged violations (so long as such contest or appeal does not impose any costs on Landlord or its affiliates unless Tenant agrees in writing to pay such costs and cannot reasonably be expected to jeopardize the good standing status of the RGP or the NPDES Permit or otherwise have a

First Amendment to Ground Lease

Confidential treatment has been requested by Mgm Resorts International. This REDACTED VERSION omits confidential information, denoted by asterisks: [***].  A reference copy, including the text omitted from this redacted version, has been delivered to the securities and exchange commission.

material adverse effect on Landlord, its affiliates or the properties subject to the RGP or the NPDES Permit), Landlord shall have the right to pay such fine and/or enter onto the Premises to rectify such violation after providing Tenant with prior written notice of its intent to do so. In such event, Tenant shall reimburse Landlord for all reasonable costs incurred by Landlord or its affiliates in connection with such fine and work plus 10% of such costs within fifteen (15) days of receipt by Tenant of an invoice for such costs detailing the amounts actually paid by Landlord or its affiliates.  Any amounts remaining unpaid after the expiration of such fifteen (15) day period shall bear interest at the rate of 10% per annum, and Landlord may, in addition, and without notice, impose on Tenant a late charge equal to 10% of the unpaid amount, which Tenant agrees to promptly pay.

9.Betty Blume Pond.  Tenant has performed a volume survey dated May 20, 2014, of Betty Blume Pond (the “Pond”) that shows the volume of the Pond (the “Initial Volume Survey”).  Within sixty (60) days after completion of construction by Tenant of the Tenant Improvements on the Premises: (i) Tenant shall conduct a final volume survey of the Pond (the “Final Volume Survey”), and (ii) Landlord and Tenant shall jointly inspect the Pond.  If the Final Volume Survey shows a decrease in the volume of the Pond from the volume shown in the Initial Volume Survey, Tenant shall be obligated to clean out the Pond and return it to the volume shown in the Initial Volume Survey within 120 days after the earlier to occur of the issuance to Tenant of all required certificates of completion and or certificates of occupancy relative to Tenant’s Improvements on the Premises, and the date on which Tenant opens the Tenant Improvements to the public for business.  If Landlord or any Landlord affiliate commences or allows another party to commence construction on the Beltway Parcel prior to completion of construction by Tenant and such construction activities contribute to the decrease in volume of the Pond, then Landlord shall share in a portion of the costs to clean out the Pond which amount shall be agreed upon by Landlord and Tenant in their reasonable discretion.  After inspection of the Pond by Landlord and Tenant, if Landlord believes in its reasonable discretion that there are other damages to the Pond or its surroundings caused solely by Tenant’s construction activities, Landlord shall notify Tenant in writing, which writing shall specifically explain and describe any such other damages to the Pond, and Tenant shall commence any necessary remediation or repairs to the Pond or other affected areas within fifteen (15) days of the date of Tenant’s receipt of Landlord’s written notice.  In the event Tenant fails to commence such repairs within the applicable fifteen (15) day period or thereafter fails to diligently pursue completion of the repairs, Landlord may, at its option, following written notice to Tenant and the expiration of a period of ten (10) days after such notice, as Tenant’s opportunity to cure, proceed to repair the damages to the Pond or other affected areas.  Landlord shall deliver an invoice to Tenant for reimbursement of all reasonable costs paid by Landlord for such repairs including without limitation reasonable attorney’s fees and costs (the “Repair Costs”).  Tenant shall reimburse Landlord within fifteen (15) days after the date of such invoice. The Repair Costs shall constitute Additional Rent under the Lease, subject to late charges as set forth in Section 4.07 of the Lease.

First Amendment to Ground Lease

Confidential treatment has been requested by Mgm Resorts International. This REDACTED VERSION omits confidential information, denoted by asterisks: [***].  A reference copy, including the text omitted from this redacted version, has been delivered to the securities and exchange commission.

If, prior to the completion of Tenant’s construction activities on the Premises, Landlord or its affiliates receive a notice of violation regarding the Pond or are otherwise required by the applicable governmental authorities to clean out the Pond or perform other work to the Pond as a result of Tenant’s construction activities, Landlord shall provide written notice to Tenant and Tenant shall commence any necessary remediation or repairs to the Pond or other affected areas within fifteen (15) days of the date of Tenant’s receipt of Landlord’s written notice.  In the event Tenant fails to commence such work or repairs within the applicable fifteen (15) day period or thereafter fails to diligently pursue completion of the repairs, Landlord may, at its option, following written notice to Tenant and the expiration of a period of ten (10) days after such notice, as Tenant’s opportunity to cure, proceed to repair the damages to the Pond or other affected areas.  Landlord shall deliver an invoice to Tenant for reimbursement of all reasonable costs paid by Landlord for such repairs (the “Pond Remediation Costs”).  Tenant shall reimburse Landlord within fifteen (15) days after the date of such invoice.  The Pond Remediation Costs shall constitute Additional Rent under the Lease, subject to late charges as set forth in Section 4.07 of the Lease.

With the cooperation of Landlord and TPC, Tenant agrees to consult and coordinate with TPC’s affiliate, who has responsibility for maintaining the Pond, any of Tenant’s work on the Pond.  TPC’s affiliate may not charge Tenant for such consultation and or coordination.

Tenant shall indemnify, defend and hold Landlord and its affiliates harmless against any and all Claims or Losses, resulting from Tenant’s use of the Pond, entry onto the Pond and the land adjacent thereto and Tenant’s performance of work thereon.

10.Pre-Approval Fee; Construction Commencement Side Letter.  Commencing on July 23, 2014, and continuing on the first day of each month thereafter until such time as the Base Rent Commencement Date (as defined in the Lease) occurs, Tenant shall pay to Landlord or Landlord’s designee a fee (the “Pre-Approval Fee”) in the amount of [***] (such Pre-Approval Fee to be prorated for any partial month). The Pre-Approval Fee shall be due in advance on the first day of each month until the Base Rent Commencement Date.  Upon the occurrence of the Base Rent Commencement Date, the Pre-Approval Fee shall terminate.  In the event Tenant is required by the applicable governmental authorities to stop construction on the Premises as a result of Landlord’s failure to perform Landlord’s Matters (as that term is defined below), the obligation of Tenant to pay the Pre-Approval Fee shall cease until such date that Tenant is permitted and able to recommence construction activities on the Premises.  In lieu of the payment of the Pre-Approval Fee by Tenant, Landlord may request in writing that Tenant provide to Landlord a credit equal to the total Pre-Approval Fee due hereunder against amounts owed to Tenant by Landlord under the Circle Road Declaration (as hereinafter defined). The parties acknowledge that Landlord and Tenant entered into a 2-page construction commencement side letter agreement on TPC letterhead dated June 4, 2014, as amended by letter agreement dated June 20, 2014, and as further amended by letter agreement dated June 27, 2014, and as further amended by letter agreement dated July 17, 2014 (collectively, the “Construction Commencement Side Letter”).  Upon execution of this First Amendment by Landlord and Tenant, the Construction Commencement Side Letter shall be deemed terminated, and shall be superseded in its entirety by the terms in this First Amendment.

First Amendment to Ground Lease

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11.Approval Date; Landlord Matters.  Under the Lease Landlord agreed to pursue the Land Use Entitlements.  However, Tenant has elected to assume responsibility for Tenant’s DSP Modification and Landlord agrees to such assumption of responsibility subject to the terms and conditions set forth herein.  As a result, Tenant’s right to terminate the Lease as set forth in Section 3.03 of the Lease is hereby waived by Tenant.  As of the Effective Date, the remaining Land Use Entitlements to be satisfied by Landlord are the following: (i) the creation of the Permanent Easement Areas, the Dedication Areas, and the Abandonment Areas which the Landlord is pursuing as set forth in Paragraph 3 above, as depicted on the MSHA Site Plan, to be resolved by and with MSHA relative to the Premises in such a manner as to allow Tenant the unconditional right to construct the Tenant Improvements and to operate Tenant’s business activities within the Tenant’s Improvements on such property during the Term of the Lease, including providing Tenant with immediate and full access, entry and construction rights until such resolutions have occurred, or such other  resolution of the MSHA easement and right of way areas as Landlord shall reasonably determine so long as such resolution provides to Tenant the unconditional, perpetual right to construct the Tenant Improvements, to operate Tenant’s business activities within the Tenant’s Improvements, and to fully access the Premises in such a manner as to permit Tenant’s title company to insure Tenant’s perpetual rights under Tenant’s title insurance policy; (ii) any and all Archaeological and or Historical Preservation issues and matters associated with or related to The Addison Family Cemetery Historic Site located on the Remaining Beltway Parcel, including the satisfaction of condition no. 12 of Tenant’s Detailed Site Plan, which requires that evidence be provided that the six interpretive plaques required by Stipulation II.C of the Memorandum of Agreement executed between the Maryland Department of the Environment, the Maryland Historic Trust and the Peterson Companies, and by Condition No. 30 of SP-98012, have been installed by the end of 2014; and (iii) any and all TCP II (aka tree mitigation/preservation/conservation) issues and matters.  Upon completion and satisfaction by Landlord of the foregoing Land Use Entitlements, and provided that no other matters remain outstanding or unfulfilled that (y) constitute Land Use Entitlements under the Lease and (z) are not associated with Tenant’s DSP Modification or any future modifications or any other commitments made by Tenant, the “Approval Date,” as that term is defined and used in the Lease, shall be deemed to have occurred.

In addition, Landlord also agrees to be responsible for the following obligations (collectively referred to, along with the Land Use Entitlements, as the “Landlord Matters”):

a.

any and all issues and matters relating in any manner to sidewalks and walkways on the Remaining Beltway Parcel as required by the applicable governmental authorities as more particularly set forth in Section 15 hereof (excluding any sidewalks and walkways on the Premises, any other sidewalk or walkways required by governmental authorities for Tenant to open the Tenant Improvements, and any sidewalks or walkways requiring repair or replacement as a result of Tenant’s construction activities);

b.

any and all issues and matters relating in any manner to directional or wayfinding signs and signage on and throughout the Beltway Parcel that are Landlord’s obligation as set forth in Section 16 hereof; and

c.	any and all other duties and obligations of Landlord (and TPC, as the case may be) with regard to the Bonds and the RGP as set forth herein.

First Amendment to Ground Lease

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Landlord agrees to promptly and diligently pursue the resolution, performance and satisfaction of all of the Landlord Matters (at Landlord’s cost) in compliance with all Laws.  Landlord agrees to keep Tenant informed on a regular basis (at least monthly or more often if requested by Tenant) of Landlord’s efforts to resolve, perform and satisfy the Landlord Matters.

In the event that Landlord fails to perform any of its obligations that relate to the Landlord Matters, and such failure could reasonably be expected to have a material adverse effect on Tenant’s construction or the opening of the Tenant Improvements to the public or Tenant’s ongoing operations (to be determined in Tenant’s reasonable judgment), Tenant shall notify Landlord in writing, which writing shall specifically explain and describe such failures by Landlord and the material adverse effect that such failure will have on Tenant’s construction or the opening of the Tenant Improvements to the public or ongoing operations, and Landlord shall commence to cure the failure within fifteen (15) days of the date of Landlord’s receipt of Tenant’s written notice.  In the event Landlord fails to commence such cure within the applicable fifteen (15) day period or thereafter fails to diligently pursue completion of the cure, Tenant may, at its option, following written notice to Landlord and the expiration of a period of ten (10) days after such notice, as Landlord’s opportunity to cure, proceed to perform such obligations on Landlord’s behalf.  Tenant shall deliver an invoice to Landlord for reimbursement of all reasonable costs paid by Tenant in connection with such performance or performance attempted in good faith, including reasonable attorneys’ fees and court costs, if any.  Landlord shall reimburse Tenant within fifteen (15) days after the date of such invoice.  Any amounts remaining unpaid after the expiration of such fifteen (15) day period shall bear interest at the rate of 10% per annum.

12.Street Naming.  Landlord and Tenant shall, in good faith, from time to time, mutually agree upon the names of all of the roads, roadways and streets located within the overall development for the Beltway Parcel that are major access roads to the Beltway Parcel, including those immediately adjacent to or fronting the Premises (including the road that Landlord and Tenant tentatively refer to as Circle Road), or any portion thereof, and any changes thereto and shall work together to obtain MSHA approval of such names.  The parties shall execute and deliver any appropriate papers that may be necessary and shall further cooperate as necessary in connection thereto.  The parties further agree on the following names:

a)

Harborview Boulevard shall be named, known as, and identified at all times as “MGM Boulevard” or if “MGM Boulevard” is not acceptable to the governmental authorities another name containing the letters “MGM” to be agreed upon by Landlord and Tenant;

b)	North Road shall be named, known as, and identified at all times as “Monument Boulevard”; and
c)	West Road shall be named, known as, and identified at all times as “Vista Way”.

Notwithstanding any of the foregoing to the contrary, if the name Vista Way is not available, Landlord and Tenant shall mutually agree upon an alternative name.

First Amendment to Ground Lease

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13.Circle Road Declaration.  From and after the Effective Date, Landlord and Tenant shall diligently and in good faith negotiate and cause to be executed and recorded a Declaration of Easements, Covenants, Conditions and Restrictions (the “Circle Road Declaration”) that addresses the construction and maintenance of the Circle Road to be constructed by Tenant on the easterly boundary of the Premises and the westerly boundary of the property adjacent to the Premises.

14.Road Improvements.  Landlord and Tenant hereby acknowledge that certain improvements must be made to:

a)	West Road (“West Road Improvements”);
b)

that portion of existing Oxon Hill Road south of Bald Eagle Road and north of Harborview Avenue which improvements  have been conceptually approved by MSHA and are currently under design by Soltesz and do not include any improvements required as a result of Tenant’s detailed site plan (the “Oxon Hill Road Improvements”);

c)	the traffic signalization at the intersection of Oxon Hill Road and National Avenue (“Traffic Signal Improvements”); and
d)

the National Avenue/Harbor View one-way reconfiguration (“One-Way Reconfiguration”). (The West Road Improvements, the Oxon Hill Road Improvements, the Traffic Signal Improvements and the One-Way Reconfiguration are sometimes referred to herein collectively as the “Road Improvements”).

Landlord and Tenant agree to work together in good faith, and to coordinate the timing, for the construction, completion and opening of the Road Improvements to the public on or before the scheduled opening to the public of the Tenant Improvements (it being the intent and agreement of the parties to coordinate the timing of the construction of the Road Improvements in order to avoid the early completion of Road Improvements so that Tenant does not risk damaging the Road Improvements during the construction of Tenant’s Improvements).

The cost of the design and construction of the West Road Improvements shall be shared equally between Landlord and Tenant.  The design and construction of the Oxon Hill Road Improvements shall be at the sole cost and expense of Landlord or TPC provided that any improvements to Oxon Hill Road required as a result of Tenant’s detailed site plan shall be the sole responsibility of Tenant. The cost of Traffic Signal Improvements (if required by governmental authorities in connection with the opening of Tenant’s Hotel & Casino (“Tenant’s Opening Date”)) and the One-Way Reconfiguration including design, construction and installation shall be the sole cost and expense of Tenant.  If the Traffic Signal Improvements are not required prior to Tenant’s Opening Date but are required within five (5) years after Tenant’s Opening Date, then Tenant shall pay one-half of the cost of the Traffic Signal Improvements.  Tenant shall design the West Road Improvements and shall obtain the approval of Landlord (which approval may not be unreasonably withheld, delayed or conditioned) for such design prior to submission to the applicable governmental authorities for approval.  Tenant shall provide Landlord with periodic updates (no less frequently than monthly) regarding the West Road Improvements and the design, approval and cost thereof.  Provided that Landlord has approved

First Amendment to Ground Lease

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the design and cost of the West Road Improvements, Landlord shall provide the land needed for the construction of the West Road Improvements.  Landlord and Tenant agree that the West Road Improvements shall be designed to public road standards but the parties’ goal is retain West Road as a private road if permitted by the applicable governmental authorities and Landlord and Tenant shall work together to achieve such goal.  Landlord and Tenant shall each provide the other with sufficient advance notice of any meetings between either party or its representatives and the governmental authorities regarding any of the Road Improvements so that the other party may attend such meetings. Any additional improvements required by governmental authorities as a result of the Traffic Management Plan dated May 7, 2014, and the Traffic Impact Study (version 6) dated April 30, 2014, to the roadways in and around the Beltway Parcel shall be made by Tenant at Tenant’s sole cost and expense.  Tenant shall have the right to reasonably contest or appeal any changes or improvements required to be made by governmental authorities, so long as such contest or appeal (i) does not impose any costs on Landlord or its affiliates (unless Tenant agrees in writing to pay such costs), and (ii) cannot reasonably be expected to have an adverse effect on Landlord.

15.Sidewalks and Walkways.  Tenant agrees to pay for (i) the costs of designing, constructing and maintaining all sidewalks and walkways on the Premises and the Permanent Easement Areas (including those required by Tenant’s detailed site plan and/or by MSHA), and (ii) the costs of designing and constructing all sidewalks and walkways on the remainder of the Beltway Parcel required by governmental authorities for the opening of the Tenant Improvements to the public, including those required by condition item no. 1(u) of the Tenant’s Detailed Site Plan DSP-07073-01.  Landlord agrees to pay for the costs of designing, constructing and, in the event not designated as a Common Area of Responsibility (as hereinafter defined), maintaining all sidewalks and walkways required by applicable governmental authorities on the Remaining Beltway Parcel as required by Landlord’s detailed site plan.  Sidewalks designated as Common Areas of Responsibility in the Declaration (as hereinafter defined) shall be maintained by the association established as part of the Declaration.   Landlord and Tenant agree to work together in good faith, and to coordinate the timing, for the construction and completion of sidewalks and walkways (it being the intent and agreement of the parties to coordinate the timing of the construction of the sidewalks and walkways in order to avoid the early completion of the sidewalks and walkways so that Tenant does not risk damaging them during the construction of Tenant’s Improvements). Notwithstanding the foregoing, any existing sidewalks located on or adjacent to the Beltway Parcel that are damaged or destroyed by Tenant or its contractors during Tenant’s construction activities shall be expeditiously repaired and/or replaced by Tenant at Tenant’s sole cost.  If Tenant fails to so repair or replace such existing sidewalks, then Landlord shall have the right, after providing thirty (30) days prior written notice to Tenant regarding Tenant’s failure to repair or replace such existing sidewalk and Tenant’s failure to commence and diligently pursue such repair or replacement, to repair or replace such sidewalk and send an invoice to Tenant for reimbursement of all reasonable costs paid by Landlord to repair of replace the sidewalk including reasonable attorneys’ fees and court costs, if any (the “Sidewalk Costs”).  Tenant shall reimburse Landlord within fifteen (15) days after the date of such invoice.  The Sidewalk Costs shall constitute Additional Rent under the Lease, subject to late charges as set forth in Section 4.07 of the Lease.

First Amendment to Ground Lease

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16.Wayfinding Signage.  Landlord and Tenant agree to cooperate and consult with one another, in good faith, on all issues and matters relating to directional and/or wayfinding signs and signage on the Beltway Parcel (including reasonable signs and signage to be located on the Remaining Beltway Parcel that relate directly to the Premises and to Tenant’s businesses and Tenant’s Improvements, parking, and events), including the cost and quality of signs and signage, and in satisfying all applicable laws and requirements relating thereto, and obtaining all necessary or desirable permits, consents and authorizations. Landlord agrees to allow the placement, construction, and installation of signs and signage on the remainder of the Beltway Parcel, and the maintenance, repair and replacement (as reasonably necessary) thereof, of such directional and or wayfinding signs and signage as may be required by applicable laws and as may reasonably be determined by Landlord and Tenant, including reasonable signs and signage that relate directly to the Premises and to Tenant’s businesses and Tenant’s Improvements, parking, and events.  Landlord and Tenant shall agree upon final design, materials, location and cost for such signs and signage, and Landlord and Tenant shall work together, in good faith, to determine a cost-sharing arrangement between Landlord and Tenant for payment of the costs of the signs and signage that relates directly to the Premises on the remainder of the Beltway Parcel, based on a fair and equitable allocation of such costs provided that all signs and signage to be located on the Premises shall be at the sole cost and expense of Tenant, and Tenant’s share of the signage that relates directly to the Premises on the Remaining Beltway Parcel shall be at least 50%.

17.Declaration.  Landlord and Tenant shall continue to negotiate the terms and conditions of the National Harbor Beltway Community Declaration (the “Declaration”), including, but not limited to, terms negotiated within, and including, the following parameters: (i) the definition of the property to be included within the Beltway Parcel shall be in alignment with the common area of responsibility exhibit as set forth in Exhibit D attached to this First Amendment, with limitations and prohibitions on the addition or removal of property in excess of 20% of the Beltway Parcel that is not part of the Premises, in any single event or in the aggregate at any time, without Tenant’s prior written consent which consent shall not be unreasonably withheld, conditioned or delayed; (ii) achieving an allocation of costs under the Declaration to the owner of the Ground Lease Parcel (as defined in the Declaration and intended to be the same land as the Premises) that is mutually acceptable to Landlord and Tenant; (iii) agreement on initial budget for first year of construction activities of the Association (as defined in the Declaration) and an initial budget of the Association for the first year of operations with Tenant having reasonable approval rights in the event of more than a 5% increase year over year; (iv) the establishment of prior reasonable approval rights for Tenant in the event that Tenant is required to pay for or contribute to costs of services provided by the Association or contributions to other Associations (including but not limited to transportation, marketing, trolley, and other similar shared services); (v) the establishment of restrictions prohibiting gaming activities on all parcels within the Beltway Parcel, except for the Premises, without the written consent of Landlord and Tenant; (vi) the establishment of a distinct membership class for any tenant under the Gaming Ground Lease (as defined in the Declaration) or the holder of fee simple title to the Ground Lease Parcel in the event that there is no Lease then in effect due to the lessee’s acquisition of the fee or merger of the Ground Lease estate with the fee simple estate provided that the Ground Lease Parcel continues to be utilized for gaming purposes, and (vii) in the event

First Amendment to Ground Lease

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any portion of the initial Beltway Parcel is de-annexed or removed from the Declaration, or from the effects of the Declaration, such de-annexed or removed portion(s) shall, nevertheless, continue to be subject to the use restrictions contained in the Declaration and subject to the rights and remedies available to any party as a result of any breach of such restrictions.

18.Landscaping.  Prior to the Opening Date, and at Landlord’s sole cost and expense, Landlord shall install landscaping and/or upgrade the areas of landscaping previously installed (which area is circled in red on Exhibit F), as necessary, on the areas of common responsibility as shown in green on the plat attached hereto as Exhibit F, such that these landscaped areas shall be to a standard and condition equivalent to the landscaping on the development known as the National Harbor Waterfront.  The landscaping to be installed in the areas that have not been previously landscaped shall be installed in accordance with landscaping plans to be prepared by Landlord and reasonably approved by Tenant (such approval not to be unreasonably withheld, conditioned or delayed).  After installation of such landscaping to the standard set forth in this Section 18, Landlord agrees to maintain, or to cause the association under the Declaration to maintain, the landscaped areas.

19.Plans.  Attached hereto as Exhibit G is a letter setting forth the description of the plans that constitute the Approved Master Plan as well as a chart showing square footages of the components of Tenant’s Improvements which chart shall constitute part of the Approved Master Plan.   The parties acknowledge and agree that the Approved Master Plan and the Beltway Parcel DSP will need to be amended or modified, as necessary, in order to address and accommodate the final Circle Road configuration or other road configuration for the road to be constructed on the easterly boundary of the Premises and the westerly boundary of the property adjacent to the Premises (or any portion thereof) and the specific entry and exit street and road locations.  The parties agree to work together in good faith to facilitate and complete such amendment or modification to the Beltway Parcel DSP in accordance with Paragraph 4 of this First Amendment.

20.[Intentionally Omitted].

21.Reservation of Rights.  Tenant reserves all rights and remedies in the event Landlord breaches its duties or obligations relating to the completion and satisfaction of the Landlord Matters, including, without limitation, the right to seek specific performance, the right to petition the court for injunctive relief, and the right to perform such unperformed obligations on Landlord’s behalf, as provided in this First Amendment, and to seek reimbursement from Landlord for Tenant’s reasonable costs.  Landlord reserves all rights and remedies in the event Tenant breaches its duties or obligations set forth in this First Amendment, including, without limitation, the right to seek specific performance, the right to petition the court for injunctive relief, and the right to perform such unperformed obligations on Tenant’s behalf, as provided in this First Amendment, and to seek reimbursement from Tenant for Landlord’s reasonable costs.

First Amendment to Ground Lease

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22.Cooperation.  Landlord, at no cost to Landlord, shall cooperate with, and promptly comply with the reasonable requests of, Tenant, from time to time, in connection with Tenant’s efforts to obtain approval of its Detailed Site Plan approval and permits, consents, licenses and/or any Required Approvals or other approvals that Tenant intends to seek and acquire, or is required to obtain, under and pursuant to the Lease and or applicable law, provided that such cooperation and/or compliance shall not have a detrimental effect on Landlord, any of Landlord’s affiliates or the remainder of the Beltway Parcel.  This provision shall not diminish or alter any of the duties and obligations of Landlord under the Lease to cooperate in various matters with Tenant.  Furthermore, in connection with Tenant’s construction and construction related activities, Landlord and TPC agree to cooperate with Tenant (at no cost to Landlord and at no charge to Tenant other than Tenant’s reimbursement of Landlord’s actual third-party costs) in the event Tenant desires to use other permits, licenses, approvals and/or authorizations issued to or for the benefit of Landlord or TPC or their affiliates (including any other permits, licenses, approvals and authorizations readily available to Landlord, TPC and/or their affiliates) provided that Tenant pays the costs associated with such other permits, licenses, approvals and authorizations and Tenant’s use thereof shall not have a detrimental effect on Landlord, any of Landlord’s affiliates, including TPC, or the remainder of the Beltway Parcel.

23.Counterparts and Execution.  This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, all of which together, shall constitute one and the same instrument.  This First Amendment may be executed and delivered by electronic mail in pdf format or by facsimile transmission.  Any such transmission shall bind the party so executing and delivering this First Amendment.

24.Integration.  This First Amendment, together with the Lease, is intended by the parties hereto to be an integration of all prior and contemporaneous terms, provisions, conditions and covenants between the parties hereto, and contains all of the agreements of the parties with respect to the matters contained herein.  There are no terms, provisions, conditions, covenants, understandings, warranties or representations pertaining to any such matters, neither oral nor written, nor express nor implied, between the parties other than those specifically set forth herein which shall be effective for any purpose. In addition, no amendment, modification, addition or alleged or contended waiver of any of the provisions of the Lease or this First Amendment shall be binding unless it is made in writing and signed by all parties hereto.

25.Binding Effect.  This First Amendment shall be binding upon and shall inure to the benefit of the parties hereto (including The Peterson Companies, as applicable) and their respective heirs, personal representatives, successors and assigns.

26.Construction.  Except as expressly modified by this First Amendment, all other terms, provisions, conditions and covenants of the Lease (x) shall be and remain unmodified and in full force and effect, enforceable in accordance with their terms, and (y) shall govern the conduct of the parties hereto; provided, however, the provisions of this First Amendment or the application thereof shall supersede any provisions of the Lease or the application thereof that are contrary to or inconsistent with the provisions contained herein.  All references to the Lease shall hereafter refer to the Lease and amended by this First Amendment.

First Amendment to Ground Lease

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[Signature Pages to follow]

First Amendment to Ground Lease

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WITNESS the following signatures of Landlord and Tenant are made as of the date first above written.

LANDLORD:

NATIONAL HARBOR BELTWAY L.C.
a Virginia limited liability company

	By:	MVP Management, LLC
a Virginia limited liability company
	Its:	Manager

By:	/s/ Jon M. Peterson
Print Name:		/s/ Jon M. Peterson
Title:	Manager

TENANT:

MGM NATIONAL HARBOR, LLC
a Nevada limited liability company

By:		/s/ Lorenzo D. Creighton
Print Name:		Lorenzo D. Creighton
Title:	President & COO

[Signatures continue on following page]

First Amendment to Ground Lease

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ACKNOWLEDGEMENT AND AGREEMENT

ACKNOWLEDGED AND AGREED TO BY THE PETERSON COMPANIES, ONLY WITH RESPECT TO THE DUTIES AND OBLIGATIONS OF THE PETERSON COMPANIES CONTAINED IN THE FIRST AMENDMENT TO HOTEL AND CASINO GROUND LEASE, TO WHICH THIS ACKNOWLEDGEMENT AND AGREEMENT IS ATTACHED.

THE PETERSON COMPANIES:

THE PETERSON COMPANIES, L.C., a Virginia
limited liability company

By:	MVP Management, LLC
a Virginia limited liability company
Its:	Manager

By:	/s/ Jon M. Peterson
Print Name:	Jon M. Peterson
Title:	Manager

First Amendment to Ground Lease

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EXHIBIT A

New Leased Premises Parcel—See Section 3

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EXHIBIT B

MSHA Site Plan--see Section 3

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EXHIBIT C

Staging Area and Parking Area--Parcel B and Parcel C -- see Section 5

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EXHIBIT C -1

Location of Office Trailers on Parking Area-- see Section 5

Include 100’ x 100’ Area

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EXHIBIT D

Common area of responsibility exhibit--see Section 17(i)

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EXHIBIT E

STAGING AREA AND PARKING AREA REQUIREMENTS

1.

Tenant shall, or Tenant shall cause the Tenant contractor(s) to, design, obtain approvals for, construct, and pay for any improvements required to be made to the Staging Area and Parking Area in order to allow Tenant to use the Staging Area and Parking Area for Tenant’s intended and permitted purposes.  The fencing and any grading plans and other improvement plans for the Staging Area and Parking Area shall be subject to the reasonable review and written approval of Landlord, which may not be unreasonably withheld, delayed or conditioned prior to the commencement of any construction or other work on the Staging Area and Parking Area by Tenant or any Tenant contractors.  Grading to the Staging Area to be performed by Tenant and/or any Tenant contractors must coordinate with the grades of future work to be done by Landlord on the land adjacent to the Staging Area, to the extent such future grades are known to Tenant.  Copies of all plans and drawings and any amendments thereto prepared by or for Tenant or any Tenant contractor regarding the Staging Area and Parking Area shall be provided to Landlord without cost. Prior to commencement of construction, Tenant shall erect, or shall cause Tenant’s contractors to erect, at its sole cost, temporary six (6’) feet high chain link fencing to enclose the areas under construction on the Premises and the Staging Area and the areas enclosing Tenant’s construction office trailers on the Parking Area or erect or implement other suitable measures reasonably approved by the Landlord. Upon commencement of construction and throughout the entire construction period, Tenant shall attach an opaque scrim fabric cover to the fencing.  Fencing and scrim shall be subject to reasonable approval of Landlord.

2.

Tenant, on its own or through its contractor, at its sole cost, shall obtain and abide by any and all necessary federal, state and local permits, licenses, bonds and governmental approvals required for the construction on and lawful use of, and conduct of any and all of Tenant’s activities on, the Staging Area and Parking Area (the “Permits and Approvals”).  Tenant shall cause all contractors to abide by any and all Permits and Approvals.  No Permits or Approvals shall permanently or adversely encumber or affect the National Harbor project (including the Beltway Parcel).

3.

Uses of the Staging Area and Parking Area by Tenant and its contractors shall comply and be in accordance with (i) any and all applicable Permits and Approvals, and any other applicable plans, development conditions and other applicable laws, regulations and conditions and (ii) the environmental restrictions, permits and approvals which apply to the property comprising National Harbor (including the Beltway Parcel).

4.

Tenant shall cause its contractors to keep all roads in and around National Harbor clean from mud and debris created by the use of such roads by Tenant and Tenant’s contractors consistent with the requirements of the applicable governmental authorities.  Tenant agrees to use reasonably diligent efforts to cause Tenant’s contractors to (i) conform to these Staging Requirements, and (ii) limit construction traffic to the roads and routes approved by the governmental authorities.

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5.

Any extensions of water, sanitary sewer, electric, gas, and telephone service or other temporary utilities required for Tenant’s use during construction shall be installed by and at the cost of Tenant or a Tenant’s contractor.   Such extensions shall be subject to prior written approval of Landlord, which may not be unreasonably withheld, delayed or conditioned.  Temporary utilities must be installed in locations reasonably acceptable to Landlord and shall be subject to the prior review and reasonable written approval of the Landlord. Unless otherwise directed by the Landlord, all such utilities shall be removed and the land returned to substantially the same condition as existed on the commencement date of Tenant’s use thereof, within the earlier to occur of (i) 30 days after completion of construction, and (ii) when no longer needed by Tenant.

6.

Neither the Staging Area nor the Parking Area may be used as a dumping ground for waste material and/or debris or for storage of materials that are not related to the construction of Tenant’s project. No materials, including without limitation hazardous materials or substances, as defined or regulated by applicable federal, state or local laws (collectively, “Hazardous Materials”), shall be stored on (except in reasonable amounts in connection with Tenant’s construction activity and in accordance with all applicable laws and regulations) or buried within the Staging Area or the Parking Area.  Tenant shall be responsible for the prompt removal of all trash, debris and Hazardous Materials from the Staging Area and the Parking Area.  Tenant shall use, and shall cause the Tenant’s contractors to use, the Staging Area and the Parking Area in such a manner as to not commit waste or environmental damage to the National Harbor land or any adjacent land or waters.

7.

Tenant acknowledges that other owners may be constructing roads and other improvements adjacent to and in the vicinity of the Staging Area and Parking Area.  Tenant shall, and shall cause any of Tenant’s contractors to, coordinate its work with such other owners to facilitate the efficient construction of this work and to avoid unreasonable delay and interruption of such work.    The placement of any crane on the Staging Area and Parking Area must be coordinated with and approved by Landlord, which approval may not be unreasonably withheld, conditioned or delayed.  No air rights easements are granted hereby to Tenant.

8.

Tenant shall provide, at its sole cost, security to its employees and contractors and their vehicles and equipment and shall cooperate with all reasonable security precautions and measures instituted for the National Harbor project.

9.

Tenant shall, and shall cause any of Tenant’s contractors to, work with the Landlord to mitigate any significant aesthetic concerns relative to the Staging Area and the Parking Area, and to minimize any public nuisances caused by Tenant or the Tenant’s contractors during use of and construction on the Staging Area and the Parking Area.  Tenant shall, and shall cause any of Tenant’s contractors to, use reasonable efforts to mitigate construction related noise emitted from the Staging Area and the Parking Area and to shield the surrounding properties and the National Harbor project from excessive noise emanating from the Staging Area and the Parking Area.

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10.

Tenant shall maintain all temporary facilities, storage trailers, office trailers and other facilities and improvements placed on the Staging Area and the Parking Area in a good and orderly manner. The Staging Area and Parking Area shall not be used as a dump or junkyard. Nothing herein shall prohibit Tenant and the Tenant’s contractors from storing on the Staging Area equipment and materials related to the Tenant’s project on the Premises.

11.

Tenant shall use, and shall cause all of Tenant’s contractors to use, reasonable efforts to mitigate any other nuisance on the Staging Area and the Parking Area which might arise during Tenant’s use of the Staging Area and Parking Area. A nuisance would include anything illegal, objectionable, or incompatible with the operating portions of the National Harbor project or adjacent areas, if any, including without limitation, odors, noise, open fires, graffiti, hazards, unreasonable delays to traffic entering or exiting the completed portions of the National Harbor project or adjacent areas including the National Harbor Waterfront project, or anything that would render any areas of the National Harbor Beltway and Waterfront project, whether interior or exterior, unpleasant or impossible to use and enjoy as intended.  Construction activity as permitted under the Lease on the Premises and as supported by use of the Staging Area and Parking Area shall not be deemed a nuisance for the purposes of this provision.

12.

Tenant shall at all times be responsible for construction traffic control associated with the Premises, the Staging Area and the Parking Areas and for supervising, coordinating, and policing Tenant’s contractor(s) and for ensuring that all of Tenant’s contractors comply with all of the terms and conditions set forth herein.

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EXHIBIT F

Landscaping of the Areas of Common Responsibility – see Section 18

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EXHIBIT G

June 12, 2014 Transmittal Letter of plans to Jon Peterson from Hunter Clayton and square footage chart- see Section 19 above

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MGM RESORTS DEVELOPMENT, LLC

June 12, 2014

Jon Peterson
Principal
Peterson Companies 12500 Fair Lakes Circle, Ste. 400 Fairfax, VA 22033

Dear Jon,

Enclosed, please find the Executive Drawing Update Package at 50% DD as well as a Signage Package. The packages are subject to change, but we believe them to be sufficient to serve as the “Approved Master Plan” referenced in the lease, specifically for the purposes of determining the expansion limitations set forth in Section 3.01(a) of the lease.

Also, please note that the plans show the Circle Road between the MGM/TPC properties which of course will be subject to agreement on the easement, build-out and maintenance of the Circle Road.

I plan to be in National Harbor next week and look forward to reviewing these in person with you and your team.

Sincerely,

/s/ Hunter Clayton

Hunter Clayton
Executive Vice President
MGM Resorts Development, LLC

Confidential treatment has been requested by Mgm Resorts International. This REDACTED VERSION omits confidential information, denoted by asterisks: [***].  A reference copy, including the text omitted from this redacted version, has been delivered to the securities and exchange commission.

MGM NH Program Summary Update	Qty.	Gross Area (SF)
		Program (Version 4.30)	Qty.	Updated Masterplan Areas Approximate
1Guestroom Area Total		224,053		232,037
Guestrooms
Standard Guestrooms	225	96,875	228	93,708
Executive Suites	27	17,438	34	21,862
One Bedroom Standard Suites	20	17,222	24	24,552
One Bedroom Delux Suites	15	19,375	10	14,460
Luxury Suites	4	17,222	5	10,400
Hospitality Suites	8	3,445	0	0
Presidential Suites	1	3,444	1	3,444
Subtotal	300	175,021	302	168,426
Guestroom Support
Guestroom Public Areas		30,486		41,694
Guestroom Back of House		9,342		14,541
Guestroom Allowances		9,204		7,376
Subtotal		49,032		63,611
2Public Areas Total		9,198		29,839
3Food and Beverage Outlets Total		72,782		70,481
4Meeting and Prefunction Total		36,919		36,317
5Meeting BOH/MEP		25,412		51,145
6Retail Areas Total		49,248		44,981
7Recreation Areas Total		20,827		26,079
8Back of House Areas Total		255,861		320,530
9Gaming Areas Total		188,678		169,316
10Theater Total		32,917		135,942
Hotel / Casino Total		915,895		1,116,667
11 Exterior Areas Total		172,810		219,810
Parking	5.000	1,668,406	4,765	2,088,506

Confidential treatment has been requested by Mgm Resorts International. This REDACTED VERSION omits confidential information, denoted by asterisks: [***].  A reference copy, including the text omitted from this redacted version, has been delivered to the securities and exchange commission.

EXHIBIT H

EXAMPLE OF ANNUAL BASE RENT CALCULATION--see Section 3

Confidential treatment has been requested by Mgm Resorts International. This REDACTED VERSION omits confidential information, denoted by asterisks: [***].  A reference copy, including the text omitted from this redacted version, has been delivered to the securities and exchange commission.

EXHIBIT D

Casino and Hotel Ground Lease

Base Rent Example [***]

Base rent [***]:			Base rent [***]
Lease Year	Base Rent [***]	[***]	Lease Year	[***]
1	$[***]	$[***]	1	$[***]
2	[***]	[***]	2	[***]
3	[***]	[***]	3	[***]
4	[***]	[***]	4	[***]
5	[***]	[***]	5	[***]
6	[***]	[***]	6	[***]

Example [***]:
Lease Year	Base rent [***]	Base rent [***]	Total Base Rent [***]
1	$[***]	$[***]	$[***]
2	[***]	[***]	[***]
3	[***]	[***]	[***]
4	[***]	[***]	[***]
5	[***]	[***]	[***]
6	[***]	[***]	[***]
thereafter, annual escalation at CPI-U